SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              RadiSys Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      4.    Date Filed:

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

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 15, 2001

                        ---------------------------------

To the Shareholders of RadiSys Corporation:

      The Annual Meeting of Shareholders of RadiSys Corporation, an Oregon corporation (the "Company"), will be held at the Company's headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon, on May 15, 2001 at 8:30 a.m. for the following purposes:

      1. To elect seven directors, each to serve until the next Annual Meeting of Shareholders or until a successor has been elected and qualified;

      2. To vote on an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock that may be issued pursuant to the plan from 1,250,000 to 1,750,000; and

      3. To transact any other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the meeting or any adjournments thereof.

      Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

      A list of shareholders will be available for inspection by the shareholders commencing April 16, 2001 at the corporate headquarters of the Company, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

                                             By Order of the Board of Directors,


                                             Annette M. Mulee
                                             Corporate Secretary

April 13, 2001
Hillsboro, Oregon

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YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN
PERSON, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR STOCK WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                               RADISYS CORPORATION

                           ---------------------------

                                 PROXY STATEMENT

                           ---------------------------

                     SOLICITATION AND REVOCABILITY OF PROXY

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RadiSys Corporation, an Oregon corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held at the Company's headquarters, located at 5445 NE Dawson Creek Drive, Hillsboro, Oregon, on May 15, 2001 at 8:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting. All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to RadiSys Corporation, 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

      The mailing address of the principal executive offices of the Company is 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124. This Proxy Statement and the accompanying Notice of Annual Meeting and the Proxy Card are first being mailed to the shareholders on or about April 13, 2001.

      The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection. The Company has retained Mellon Investor Services, LLC to assist in the solicitation of proxies from brokers and other nominees at an estimated cost to the Company of $7,500.

      The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is March 30, 2001. At the close of business on March 30, 2001, 17,166,827 shares of Common Stock of the Company were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

      THE COMPANY WILL PROVIDE TO ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, WITHOUT CHARGE, UPON WRITTEN REQUEST TO 5445 NE DAWSON CREEK DRIVE, HILLSBORO, OREGON 97124, ATTENTION: DIRECTOR OF INVESTOR RELATIONS, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000.

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company currently consists of seven members. The directors are elected at the Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Dr. Glenford J. Myers, James F. Dalton, Richard J. Faubert, C. Scott Gibson, Jean-Pierre D. Patkay, Jean-Claude Peterschmitt and Carl W. Neun.

      If no instructions are given, proxies will be voted for the election of the seven nominees named below. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. If any nominee is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for such other candidate or candidates as are nominated by the Board of Directors, in accordance with the authority conferred in the proxy. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee.

      Set forth below is the name, position with the Company, principal occupation and age of each of the nominees for director of the Company. Certain of the information about each of the nominees is described below and in "Security Ownership of Certain Beneficial Owners and Management." There are no family relationships among the directors and executive officers of the Company.

Name                                    Age     Position with the Company
----                                    ---     -------------------------
Dr. Glenford J. Myers..............     54      Chairman of the Board, President
                                                  and Chief Executive Officer
James F. Dalton....................     42      Director
Richard J. Faubert.................     53      Director
C. Scott Gibson....................     48      Director
Jean-Pierre D. Patkay..............     50      Director
Jean-Claude Peterschmitt...........     67      Director
Carl W. Neun.......................     57      Director

      Dr. Glenford J. Myers founded the Company in March 1987 and has served as the Company's Chairman of the Board, President and Chief Executive Officer since that time. From 1981 to 1987, he held various management positions with Intel Corporation in microprocessor development. From 1968 to 1981, Dr. Myers held various engineering and management positions with IBM. Dr. Myers holds a Ph.D. from the Polytechnic Institute of New York, an M.S. from Syracuse University and a B.S.E.E. from Clarkson College. He is the author of eight books on computer architecture, software design and software testing.

      James F. Dalton has served as a Director since December 1993. Since April 1989, Mr. Dalton has been employed by Tektronix, Inc., a test, measurement and monitoring technology company. He presently serves as Vice President, Corporate Development, Law & Information Systems of Tektronix. He also presently serves as General Counsel and Secretary of Tektronix. Prior to that, he served as Director of Corporate Development at Tektronix.

      Richard J. Faubert has served as a Director since June 1993. From 1986 through 1992, Mr. Faubert served as Vice President of Product Development of GenRad, Inc. From 1992 through 1998, Mr. Faubert was employed by Tektronix, first as General Manager of its Instruments Business Unit and then as Vice President and General Manager of the Television and Communications Business Unit, Measurement Business Division. Since that time, Mr. Faubert has served as President and CEO of SpeedFam-IPEC, Inc., a semiconductor capital equipment manufacturing company. Mr. Faubert also serves on the Board of Directors of SpeedFam-IPEC, Inc. and the Semiconductor Industry Suppliers Association (SISA).

      C. Scott Gibson has served as a Director since June 1993. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been a director and consultant to high technology companies. Currently,

Mr. Gibson is the Chairman of the Board of Trustees of Oregon Graduate Institute. Mr. Gibson also serves on the boards of several other companies, including Egghead.com, Inc., Emerald Solutions, Inc., Triquint Semiconductor, Inc., Integrated Measurement Systems, Inc., Webridge Inc., Cenquest, Inc., etrieve, Inc. and LiveBridge, Inc. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois.

      Jean-Pierre D. Patkay has served as a Director since July 1998. From 1973 to 1990, Mr. Patkay held a variety of manufacturing and general management positions with Hewlett-Packard Company. From 1990 to 1994, Mr. Patkay was Vice President of Operations for Quantum Corp., a diversified mass storage company. From 1994 through March 2000, Mr. Patkay was employed by 3Com Corporation, a computer networking company, serving first as Vice President of Worldwide Manufacturing and later as Vice President and General Manager, 3Com OEM. Since April 2000, Mr. Patkay has served as Vice President of Operations of TollBridge Technologies, Inc., a telecom equipment company.

      Jean-Claude Peterschmitt has served as a Director since July 1996. From 1967 to 1987, Mr. Peterschmitt served in various capacities with Digital Equipment Corporation, a corporate information systems supplier, most recently as General Manager, Vice President, Europe and Chairman of the European Board of Directors. Prior to that time, Mr. Peterschmitt was a member of Arthur D. Little's European Operations Research Group. He currently serves on the advisory and supervisory boards of Euroventures B.V., a European venture fund, Le RJseau, a network structure for the creation and development of high-technology enterprises in Switzerland, and various private American and European companies. Mr. Peterschmitt received an engineering degree from Eidgenossiche Technische Hochscule (Zurich) and an M.S. degree from the MIT Sloan School of Business.

      Carl W. Neun has served as a Director since June 2000. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix. Since January 2000, Mr. Neun has served as Chairman of the Board of Directors of WireX Communications, Inc., a server appliance software com- pany. Mr. Neun also serves on the Board of Directors of Planar Systems, Inc., Powerwave Technologies, Inc., SpeedFam-IPEC, Inc. and Sabrix, Inc.

BOARD COMMITTEES AND MEETINGS

      Six meetings of the Board of Directors were held during the fiscal year ended December 31, 2000. Each director attended or participated in at least 75 percent of the aggregate number of meetings of the Board of Directors and committees of which the director was a member.

      The Company maintains an Audit Committee consisting of C. Scott Gibson, James Dalton and Carl W. Neun. All of the members of the Audit Committee are "independent directors" within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, the Company's reporting practices and the quality and integrity of the Company's financial reports; compliance with law and the maintenance of ethical standards by the Company; and the Company's maintenance of effective internal controls. The Audit Committee met six times in the last fiscal year. For additional information about the Audit Committee, see "Audit Committee Matters."

      The Company maintains a Compensation Committee consisting of Richard J. Faubert, C. Scott Gibson and Jean-Pierre D. Patkay. None of the members of the Compensation Committee are current or former officers or employees of the Company. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company's compensation policies and benefit plans, particularly policies relating to executive compensation and performance. The Compensation Committee also establishes executive compensation levels and makes grants to executive officers under the Company's 1995 Stock Incentive Plan. The Compensation Committee met eight times in the last fiscal year.

      The Company maintains a Nominating and Governance Committee consisting of Richard J. Faubert and James Dalton. The Nominating and Governance Committee met three times in the last fiscal year. The Nominating and Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to seeking candidates for membership on the Board of Directors, assessing the corporate governance policies and processes of the Board of Directors and reviewing from time to time the policies of the Board of Directors related to director qualifications, compensation, tenure and retirement. The Nominating and Governance Committee will consider nominees recommended by shareholders of the Company. Recommendations for nominees should be sent to 5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary.

DIRECTOR COMPENSATION

      Each non-employee director of the Company receives an annual cash retainer of $22,000 for serving on the Board of Directors. For serving on the Audit Committee, the Compensation Committee or the Nominating and Governance Committee of the Board of Directors, each non-employee director receives additional annual cash compensation equal to $2,500 per committee. Directors are also reimbursed for reasonable expenses incurred in attending meetings. Pursuant to the terms of the 1995 Stock Incentive Plan, each individual who becomes a non-employee director of the Company after August 7, 1995 is automatically granted, on the date the individual joins the Board of Directors, a non-statutory stock option to purchase 15,000 shares of Common Stock. If the non-employee director's employer prohibits the non-employee director from receiving such a grant, no such grant is made until such time, if any, as such employer restrictions are removed. In addition, each non-employee director of the Company is automatically granted on an annual basis a non-statutory stock option to purchase 5,000 shares of Common Stock, beginning in the calendar year subsequent to the year in which the non-employee director was granted a non-statutory stock option to purchase 15,000 shares of Common Stock. The exercise price of options automatically granted to non-employee directors is the fair market value of the Common Stock on the date of grant, the term of each such option is ten years and each such option is exercisable in full on the date one year following the grant of the option. Non-employee directors are expected to acquire and hold a minimum of 5,000 shares or $100,000 worth of the Company's Common Stock, whichever is less, and that minimum amount is expected to be reached within three to five years. Directors who are employees of the Company receive no separate compensation as directors.

      RECOMMENDATION BY THE BOARD OF DIRECTORS. The Board of Directors recommends that shareholders vote for the election of the nominees named in this Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of March 30, 2001 by
(i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each individual named in the Summary Compensation Table and
(iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

                                                                      Shares Beneficially     Percentage of
Name                                                                         Owned             Common Stock
----                                                                  -------------------     -------------
Dr. Glenford J. Myers (1)...........................................        524,854               3.03%

Ronald A. Dilbeck (2)...............................................         37,402                   *

Stephen F. Loughlin (3).............................................         27,108                   *

Arif Kareem (4).....................................................         30,561                   *

Stuart Cohen (5)....................................................         37,451                   *

John Sonneborn (6)..................................................         20,150                   *

James F. Dalton (7).................................................         27,800                   *

Richard J. Faubert (8)..............................................         35,000                   *

C. Scott Gibson (8).................................................         55,442                   *

Jean-Pierre D. Patkay (8)...........................................         35,000                   *

Jean-Claude Peterschmitt (9)........................................         30,000                   *

Carl W. Neun........................................................            500                   *

Intel Corporation
     2200 Mission College Blvd.
     Santa Clara, CA 95052..........................................      1,515,995               8.83%

Lord, Abbett & Co. (10)
     767 Fifth Avenue
     New York, NY 10153.............................................      1,416,757               8.25%

Lazard Freres & Co. LLC (11)
     30 Rockefeller Plaza
     New York, NY 10020.............................................        877,200               5.11%

Brown Capital Management, Inc. (12)
     1201 N. Calvert Street
     Baltimore, MD 21202............................................        930,950               5.42%

WM High Yield Fund (13)
     1201 Third Avenue, 22nd Floor
     Seattle, WA 98101..............................................        872,589               5.08%

All directors and executive officers as a group (12 persons) (14)...        842,318               4.79%

----------
*     Less than 1%
(1) Includes options to purchase 175,500 shares of Common Stock exercisable within 60 days after March 30, 2001. Includes 3,425 shares of Common Stock held by Dr. Myers' minor child.
(2) Includes options to purchase 25,000 shares of Common Stock exercisable within 60 days after March 30, 2001.
(3) Includes options to purchase 20,001 shares of Common Stock exercisable within 60 days after March 30, 2001.

(4) Includes options to purchase 27,600 shares of Common Stock exercisable within 60 days after March 30, 2001.
(5) Includes options to purchase 35,150 shares of Common Stock exercisable within 60 days after March 30, 2001.
(6) Includes options to purchase 13,500 shares of Common Stock exercisable within 60 days after March 30, 2001.
(7) Includes options to purchase 22,500 shares of Common Stock exercisable within 60 days after March 30, 2001.
(8) Includes options to purchase 35,000 shares of Common Stock exercisable within 60 days after March 30, 2001.
(9) Includes options to purchase 20,000 shares of Common Stock exercisable within 60 days after March 30, 2001.
(10) Based solely on information set forth in Schedule 13G/A dated January 19, 2001, filed with the Securities and Exchange Commission.
(11) The beneficial owner has sole voting power with respect to only 835,100 of the shares of Common Stock shown to be beneficially owned by the beneficial owner. Based solely on information set forth in Schedule 13G/A dated February 2001, filed with the Securities and Exchange Commission.
(12) The beneficial owner has sole voting power with respect to only 789,800 of the shares of Common Stock shown to be beneficially owned by the beneficial owner. Based solely on information set forth in Schedule 13G dated February 14, 2001, filed with the Securities and Exchange Commission.
(13) Includes 44,244 shares of Common Stock issuable upon conversion of 51/2% Convertible Subordinated Notes due 2007 in the principal amount of $3,000,000. Includes 40,401 shares of Common Stock held by WMVT Small Cap Stock Fund, 146,112 shares of Common Stock held by WM Small Cap Stock Fund, 60,990 shares of Common Stock held by WM VT Growth Fund of the NW and 580,842 shares of Common Stock held by WM Growth Fund of the NW. Based solely on information contained in Selling Securityholder Notices and Questionnaires dated October 24, 2000 and March 1, 2001 provided to the Company by WM High Yield Fund in connection with the registration for resale under the Securities Act of 1933 of 51/2% Convertible Subordinated Notes due 2007 issued by the Company.
(14) Includes options to purchase 430,751 shares of Common Stock exercisable within 60 days after March 30, 2001. Includes 3,875 shares held by members of the families of executive officers and directors.

                             EXECUTIVE COMPENSATION

      Summary Compensation Table. The following table sets forth, for the chief executive officer, the four remaining most highly compensated executive officers and one corporate officer of the Company who was formerly considered to be an executive officer, information concerning compensation paid or accrued for services to the Company in all capacities for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation               Shares
                                          ------------------------------------    Underlying     All Other
Name and Principal Position               Year          Salary        Bonus(1)      Options    Compensation(2)
---------------------------               ----          ------        --------      -------    ---------------
Glenford J. Myers..................       2000         $349,987       $167,300     65,000(3)       $5,100
   Chairman of the Board,                 1999         $259,692       $216,100     75,000(4)       $4,800
   President and Chief                    1998         $248,846       $ 87,140     75,000(5)       $    0
   Executive Officer

Ronald A. Dilbeck..................       2000         $220,000       $ 84,125     10,000(3)       $5,100
   Chief Operating Officer                1999         $164,938       $ 73,670     30,000(4)       $4,800
                                          1998         $167,154       $ 32,580     75,001(5)       $    0

Stephen F. Loughlin................       2000         $225,000       $ 73,750     20,000(3)       $5,100
   Vice President of Finance              1999         $155,769       $ 58,606     60,001(4)       $  751
   and Administration and Chief           1998               --             --         --          $    0
   Financial Officer

Arif Kareem........................       2000         $220,000       $ 67,345     25,000(3)       $5,100
   Senior Vice President and              1999         $164,769       $119,900     30,000(4)       $4,800
   General Manager of the                 1998         $155,769       $ 25,620     40,800(5)       $    0
   Telecommunications Division

Stuart F. Cohen....................       2000         $191,923       $ 44,265     35,000(3)       $    0
   Vice President of Worldwide            1999         $155,481       $ 68,500     60,000(4)       $    0
   Sales and Marketing                    1998               --             --         --          $    0

John Sonneborn.....................       2000         $180,000       $ 60,005     20,000(3)       $5,100
   Vice President Manufacturing           1999         $149,631       $ 51,500     22,500(4)       $4,800
   and Vice President and                 1998         $125,991       $ 30,042     75,001(5)       $    0
   General Manager of the
   Strategic Networking Division

----------
(1) Represents amounts paid under the Incentive Compensation Plan. See "Compensation Committee Report on Executive Compensation--Incentive Compensation Plan."
(2) Represents amounts contributed by the Company under the Company's 401(k) plan.
(3)   Represents options issued in 2000.
(4)   Represents options issued in 1999.
(5)   Represents options issued in 1998.

      STOCK OPTION GRANTS IN FISCAL 2000. The following table sets forth information concerning individual grants of stock options made by the Company during the fiscal year 2000 to each of the officers of the Company named in the Summary Compensation Table.

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                               Percent of                                      Annual Rates
                                 Number of       Total                                        of Stock Price
                                Securities      Options                                      Appreciation for
                                Underlying     Granted to      Exercise                        Option Term(4)
                                  Options     Employees in    Price Per    Expiration    -------------------------
Name                            Granted(1)   Fiscal Year(2)     Share        Date(3)          5%            10%
----                            ----------   --------------     -----      ---------     ----------     ----------
Glenford J. Myers ......          65,000          5.71%        $49.375      01/03/07     $1,306,538     $3,044,789

Ronald A. Dilbeck ......          10,000          0.88%        $49.375      01/03/07     $  201,006     $  468,429

Stephen F. Loughlin ....          20,000          1.76%        $49.375      01/03/07     $  402,012     $  936,858

Arif Kareem ............          25,000          2.20%        $49.375      01/03/07     $  502,515     $1,171,073

Stuart F. Cohen ........          15,000          1.32%        $49.375      01/03/07     $  301,509     $  702,644
                                  20,000          1.76%        $54.000      04/04/05     $  298,384     $  659,351

John Sonneborn .........          20,000          1.76%        $49.375      01/03/07     $  402,012     $  936,858

----------
(1) All option grants were made pursuant to the Company's 1995 Stock Incentive Plan. All options (other than the option granted to Mr. Dilbeck and the options to purchase 20,000 shares granted to Mr. Cohen) were granted on January 3, 2000 for a term of seven years and are not exercisable until January 3, 2003, on which date all such options shall be exercisable in full. The option granted to Mr. Dilbeck was granted on January 3, 2000 for a term of seven years and was not exercisable until January 3, 2001, on which date the option became exercisable in full. The options to purchase 20,000 shares granted to Mr. Cohen were granted on April 4, 2000 for a term of five years. On the first anniversary of the grant date of these options, the options are exercisable for one-half of the total number of shares covered by the option, and on the second and third anniversaries of the grant date, the options are exercisable for one-fourth of the total number of shares covered by the option, so that the options shall be exercisable in full on April 4, 2003.
(2) In fiscal 2000, the Company granted options for a total of 1,138,606 shares of Common Stock under the 1995 Stock Incentive Plan and this number was used in calculating the percentages set forth in this column.
(3) Options expire prior to this date (i) if the optionee's employment is terminated for any reason (other than death or disability), in which case options vested but unexercised at the date of termination may be exercised at any time prior to the expiration date of the options or the expiration of 30 days after the date of termination, whichever is the shorter period, or (ii) if employment terminates because of death or disability, in which case options vested but unexercised at the date of termination may be exercised at any time prior to the expiration date of the options or the expiration of 12 months after the date of termination, whichever is the shorter period. If employment (or service as a director, as applicable) is terminated by death of the optionee, the options generally may be exercised by persons to whom the optionee's rights pass by will or the laws of descent or distribution. Remaining vested but unexercised options terminate at the end of the earliest of the above described periods, as applicable.
(4) In accordance with the rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

      AGGREGATED OPTION EXERCISES. The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year 2000 by each of the officers of the Company named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                 Aggregated Option Exercises in Fiscal Year 2000
                        and Fiscal Year-End Option Values

                                                          Number of Securities
                                                         Underlying Unexercised        Value of Unexercised
                          Number of                            Options at              In-the-Money Options
                            Shares                          December 31, 2000          December 31, 2000(1)
                         Acquired on      Value       ----------------------------  ---------------------------
Name                       Exercise     Realized      Exercisable    Unexercisable  Exercisable   Unexercisable
----                       --------     --------      -----------    -------------  -----------   -------------
Glenford J. Myers           31,500     $  912,779        175,500         65,000       $654,143       $      0
Ronald A. Dilbeck           52,899     $1,828,306              0         93,141       $      0       $424,102
Stephen F. Loughlin         19,999     $  678,166              0         60,002       $      0       $278,214
Arif Kareem                  6,600     $  221,164         12,600         76,600       $169,029       $464,814
Stuart F. Cohen             14,850     $  367,858          5,150         75,000       $ 33,913       $263,400
John Sonneborn              36,375     $  867,611          2,250         80,751       $ 30,184       $644,425

----------
(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise price of the option. The amounts set forth represent the difference between the fair market value of the securities underlying the options on December 29, 2000 based on the closing sale price of $25.875 per share of Common Stock on that date (as reported on the Nasdaq National Market) and the exercise price of the options, multiplied by the applicable number of shares.

                          COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION(1)

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      The Compensation Committee of the Board of Directors (the "Committee") is composed of three outside directors and, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee is also responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies.

      The Company's objectives for executive compensation are to (i) attract and retain key executives important to the long-term success of the Company; (ii) reward executives for performance and enhancement of shareholder value; and
(iii) align the interests of the executive officer with the success of the Company by basing a portion of the compensation upon corporate performance.

      Total compensation levels of the Company's executive officers are set relative to similar companies in the electronics industry. In determining compensation, the Company also takes into account individual experience, job responsibilities, and individual performance.

      EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's executive officer compensation program consists of base salary, annual bonus, and long term incentive compensation in the form of stock options. Compensation based upon sales is also part of the compensation program for certain executive officers with sales responsibility.

----------
(1) This section, the section entitled "Report of the Audit Committee" and the section entitled "Comparison of Cumulative Total Return" are not "soliciting material," are not deemed "filed" with the Securities and Exchange Commission and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934, regardless of date or any general incorporation language in such filing.

      STOCK OPTIONS. The Company's stock option program is intended as a long-term incentive plan for executives, managers and other employees within the Company. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and shareholder value. The Company's 1995 Stock Incentive Plan provides for the award of incentive stock options to selected employees and the award of nonqualified stock options, restricted stock, stock appreciation rights, bonus rights and other incentive grants to selected employees, independent contractors and consultants. Each executive is expected to accumulate stock ownership over time such that, after three years of employment, the executive owns Common Stock of the Company with an aggregate value at least equal to the executive's base salary.

      INCENTIVE COMPENSATION PLAN. The Company maintains an Incentive Compensation Plan (the "Compensation Plan") pursuant to which all employees of the Company in good standing for two pay periods following the plan period are eligible to receive incentive compensation if certain six-month operational income and other Company goals are achieved. At its discretion, the Board of Directors, which administers the Compensation Plan, may reduce the incentive compensation to be paid pursuant to the Compensation Plan.

      CHIEF EXECUTIVE OFFICER COMPENSATION. The Committee determined the Chief Executive Officer compensation for 2000 based upon a number of factors and criteria. The Chief Executive Officer's compensation was determined based upon a review of the compensation of chief executive officers for similar companies of comparable size and complexity and upon a review by the Committee of the Chief Executive Officer's performance. The Chief Executive Officer received a bonus for 2000 based on satisfaction of the Company's performance objectives for the year established under the Company's Compensation Plan described above and his individual performance as evaluated by the Committee.

      During 2000 the Chief Executive Officer was issued options to purchase 65,000 shares of the Company's Common Stock. These options are part of an ongoing program to provide Dr. Myers with significant ongoing incentives to remain with the Company and to further align his long-term interests with shareholder interests. The number of shares granted in 2000 was based on a subjective determination of the number of shares needed in 2000 as part of this long-term program.

      DEDUCTIBILITY OF COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to the Company's Chief Executive Officer and four highest compensated officers (other than the Chief Executive Officer) in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Many of the options granted under the Company's 1995 Stock Incentive Plan are intended to qualify as Incentive Stock Options. The Company receives no tax deduction upon exercise of an Incentive Stock Option unless the optionee disposes of the acquired shares before satisfying certain holding period requirements. The $1,000,000 cap on deductible compensation applies to compensation income recognized by an optionee if the optionee disposes of the shares acquired upon exercise of an Incentive Stock Option before satisfying the holding period requirements, as well as compensation income recognized by the optionee upon exercise of a Nonstatutory Stock Option, unless the option meets certain requirements. It is the Company's policy generally to grant options that meet applicable requirements so that any compensation recognized by an optionee in connection with an option will be fully deductible. The Committee believes that the grant of Incentive Stock Options, despite their general nondeductibility, benefits the Company by encouraging the long-term ownership of the Company's stock by officers and other employees.

                                               Jean-Pierre Patkay, Chairman
                                               Richard J. Faubert
                                               C. Scott Gibson

                             AUDIT COMMITTEE MATTERS

      Pursuant to authority delegated to it by the Board of Directors, the Audit Committee of the Board of Directors has approved and adopted an updated Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A.

REPORT OF THE AUDIT COMMITTEE

      In connection with the Company's audited financial statements for the year ended December 31, 2000, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors the independent auditors' independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                    C. Scott Gibson, Chairman
                                                    James F. Dalton
                                                    Carl W. Neun

PRINCIPAL ACCOUNTING FIRM FEES

      The Company incurred the following fees for services performed by the Company's principal accounting firm, PricewaterhouseCoopers LLP, in fiscal 2000:

      Audit Fees ...............................................................       $203,689(1)
      Financial Information Systems Design and Implementation Fees .............       $      0(2)

      All Other Fees ...........................................................       $701,880(2)(3)
                                                                                       --------
           Total ...............................................................       $905,569
                                                                                       ========

----------
(1) Fees for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2000 are $203,689, of which an aggregate amount of $131,250 has been billed through December 31, 2000.
(2) The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant's independence.
(3) Represents the aggregate fees billed for all other services rendered by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2000. Includes fees for statutorily required audits in certain locations outside the United States where the Company has operations, tax consulting, acquisition work and assistance with the filing of registration statements under the Securities Act of 1933.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

      The following graph sets forth the Company's total cumulative shareholder return as compared to the Hambrecht & Quist Computer Hardware Sector Index, the Nasdaq Composite Index and the Standard and Poor's 500 Index for the period December 29, 1995 through December 29, 2000. Total shareholder return assumes $100 invested at the beginning of the period in the Common Stock of the Company, the stocks represented in the Hambrecht & Quist Computer Hardware Sector Index, the stocks represented in the Nasdaq Composite Index and the stocks represented in the Standard and Poor's 500 Index, respectively. Total return also assumes reinvestment of dividends; the Company has never paid dividends on its Common Stock.

      Historical stock price performance should not be relied upon as indicative of future stock price performance.

                           [PERFORMANCE GRAPH OMITTED]

                              TOTAL RETURN ANALYSIS

                                 12/29/95    12/31/96    12/31/97    12/31/98     12/1/99    12/29/00
                                 --------    --------    --------    --------     -------    --------
RadiSys Corp. ............        $100.00     $414.91     $317.03     $255.33     $651.09     $330.33

H&Q Computer Hardware ....        $100.00     $132.43     $180.16     $345.89     $630.70     $478.29

NASDAQ Composite .........        $100.00     $122.71     $149.25     $208.40     $386.77     $234.81

S&P 500 ..................        $100.00     $122.94     $163.95     $210.80     $255.15     $231.91

----------
Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

           PROPOSAL 2: AMENDMENT OF THE COMPANY'S 1996 EMPLOYEE STOCK
              PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT MAY BE ISSUED PURSUANT TO
                      THE PLAN FROM 1,250,000 TO 1,750,000.

      The Employee Stock Purchase Plan ("ESPP") provides a convenient and practical means by which employees may own stock of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of Common Stock pursuant to the ESPP is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. As of March 30, 2001, out of a total of 1,250,000 shares reserved for issuance under the ESPP, 630,897 shares had been issued leaving 619,103 shares available for issuance under the ESPP. The Board of Directors believes additional shares will be needed under the ESPP to provide appropriate incentives to key employees and others. Accordingly, on January 23, 2001, the Board of Directors approved an amendment to the ESPP, subject to shareholder approval, to reserve an additional 500,000 shares for issuance under the ESPP, thereby increasing the total number of shares of the Company's Common Stock reserved for issuance under the ESPP from 1,250,000 to 1,750,000.

      Certain provisions of the ESPP are summarized below. The complete text of the ESPP, marked to show the proposed amendment, is attached to this document as Appendix B.

      The ESPP is administered by the Board of Directors. The Board has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to the requirement that certain amendments be approved by shareholders.

      All employees of the Company, including the Company's officers, are eligible to participate in the ESPP. Each participant may enroll in an 18-month offering in which shares of Common Stock are purchased on the last day of each three-month period of an offering. A separate offering commences on February 15, May 15, August 15 and November 15 of each calendar year under the ESPP. The first day of each offering is the "enrollment date" of the offering. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Common Stock on the enrollment date of the offering or (b) the fair market value on the date of purchase. Participants may elect to contribute from 1% to 15% of compensation paid to the participant during each pay period in the offering.

      No participant may obtain a right to purchase shares under the ESPP if, immediately after the right is granted, the participant owns or is deemed to own shares of the Company's Common Stock possessing five percent or more of the combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. The maximum number of shares that a participant may purchase in an offering is 10,000. In addition, no participant may obtain a right to purchase shares under the ESPP that permits the participant's rights to purchase shares under the ESPP to accrue at a rate which exceeds $25,000 in fair market value of the Company's Common Stock (determined as of the enrollment date) for each calendar year of the offering.

      Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason other than death, the payroll deductions credited to the participant's account will be returned to the participant. Upon termination of a participant's employment because of that person's death, the payroll deductions credited to the participant's account will be used to purchase shares on the next purchase date. Any shares purchased and any remaining balance will be returned to the deceased participant's beneficiary or, if none, to the participant's estate.

      MATERIAL FEDERAL INCOME TAX CONSEQUENCES. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, employees generally will not recognize taxable income or gain with respect to shares purchased under the ESPP either at an enrollment date or at a purchase date. If an employee disposes of shares purchased under the ESPP more than two years after the enrollment date and more than one year after the purchase date, or in the event of the employee's death at any time, the employee or the employee's estate generally will be required to report as ordinary compensation income, for the taxable year in which the disposition or death occurs, an amount equal to the lesser of the excess of the fair market value of the shares at the time of disposition or death over the purchase price, or 15 percent of the fair market value of the shares on the enrollment date. Any gain on disposition in excess of the amount treated as ordinary compensation income generally will be taxed as capital gain to the employee. In the case of such a disposition or death, the Company will not be entitled to any federal income tax deduction.

      If a current or former employee disposes of shares purchased under the ESPP within two years after the enrollment date or within one year after the purchase date, the employee will be required to report the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price generally will be taxed as capital gain or loss. In the event of a disposition within two years after the enrollment date or within one year after the purchase date, the Company generally will be entitled to a deduction in the year of such disposition equal to the amount that the employee is required to report as ordinary compensation income. For dispositions made by the Company's Chief Executive Officer or any of the Company's four highest compensated officers (other than the Chief Executive Officer), the Company's deduction may be limited pursuant to Section 162(m) of the Code, as discussed above.

      Under the terms of the ESPP, participants are required to pay to the Company any amounts necessary to satisfy any tax withholding determined by the Company to be required in connection with either the purchase or sale of shares acquired under the ESPP.

      RECOMMENDATION BY THE BOARD OF DIRECTORS. The Board of Directors recommends that the proposed amendment to the ESPP be approved. The amendment to the ESPP requires the approval of a majority of the votes cast on the proposal, provided a quorum is present. Abstentions will count as votes cast on the proposal, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but will not be considered to have voted on the proposal. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the ESPP.

                 EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

      On February 8, 2000, the Company entered into an Executive Severance Agreement with Dr. Myers providing for severance pay in a cash amount equal to 12 months of Dr. Myers' annual base pay at the rate in effect immediately prior to the date of termination. Dr. Myers is entitled to receive the severance pay in the event that his employment with the Company is terminated by the Company other than for cause, death or disability. Upon such termination, and in addition to the severance pay, Dr. Myers is also entitled to receive COBRA benefits and an amount equal to a prorated portion of Dr. Myers' target bonus amount under any cash incentive plans in effect at the time of termination. In addition, all stock options granted to Dr. Myers under the Company's 1995 Stock Incentive Plan or any other equity plan that would vest during the 12-month period following the date of termination shall become immediately exercisable in full.

      If Dr. Myers' employment with the Company is terminated by the Company (other than for cause, death or disability) within 18 months following a change of control of the Company, Dr. Myers is entitled to receive severance pay in a cash amount equal to 24 months of Dr. Myers' annual base pay at the rate in effect immediately prior to the date of termination. Upon such termination, and in addition to the severance pay, Dr. Myers is also entitled to receive COBRA benefits and an amount equal to Dr. Myers' full target bonus amount for the year and any partial year period in which the termination occurred under any cash incentive plans in effect at the time of termination. In addition, all stock options granted to Dr. Myers under the Company's 1995 Stock Incentive Plan or any other equity plan shall become immediately exercisable in full.

      On December 27, 2000, the Company entered into Executive Change of Control Agreements with each of Ronald A. Dilbeck, Stephen F. Loughlin, Arif Kareem, Stuart F. Cohen and John Sonneborn providing for severance pay in a cash amount equal to 12 months of the executive officer's annual base pay at the rate in effect immediately prior to the date of termination. Each of these executive officers is entitled to receive the severance pay in the event that his employment with the Company is terminated by the Company (other than for cause, death or disability) within three months before, or within twelve months after, a change in control of the Company. Upon such termination, and in addition to the severance pay, each of these executive officers is also entitled to receive

COBRA benefits. Additionally upon such termination, all stock options granted to each of these executive officers under the Company's 1995 Stock Incentive Plan or any other equity plan shall become immediately exercisable in full. The Executive Change of Control Agreement executed with Mr. Dilbeck also provides that if Mr. Dilbeck's employment with the Company is terminated by the Company (other than for cause, death or disability) before January 1, 2003, all stock options granted to Mr. Dilbeck under the Company's 1995 Stock Incentive Plan or any other equity plan shall become immediately exercisable in full.

      Mr. Loughlin is party to a letter agreement dated March 31, 1999 with the Company providing for severance pay equal to one year of Mr. Loughlin's annual base pay in the event that Mr. Loughlin's employment with the Company is terminated by the Company without cause.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company and Tektronix are parties to multiple design agreements pursuant to which the Company agreed to design and develop certain products as specified and required by Tektronix. One of the Company's directors, Mr. Dalton, is an officer of Tektronix. Sales to Tektronix accounted for less than one percent of the Company's revenues in 2000.

      The Company and Intel are parties to multiple design agreements and a master framework agreement pursuant to which the Company agreed to design and develop certain products as specified and required by Intel. Royalty payments from and sales to Intel accounted for less than one percent of the Company's revenues in 2000. In connection with the master framework agreement, Intel entered into a lock-up agreement relating to 1,779,251 shares of the Company's Common Stock then owned by Intel. Pursuant to the terms of the lock-up agreement and subject to certain exceptions, Intel agreed that it would not publicly sell or transfer, on a cumulative basis, more than 37,068 shares per month during the twelve-month period beginning June 28, 2000, more than 44,489 shares per month during the twelve-month period beginning June 28, 2001 or more than 66,722 shares per month during the twelve-month period beginning June 28, 2002. Additionally, Intel is a key supplier of components to the Company. The Company received approximately $13.3 million worth of components from Intel in 2000. As of March 30, 2001, Intel beneficially owns approximately 8.83 percent of the Company's outstanding Common Stock.

      The Company is party to a Consulting Services Agreement dated January 21, 2000 with John Leonardo, a former executive officer of the Company, providing for the provision of consulting services by Mr. Leonardo to the Company for the six-month period following the date of Mr. Leonardo's retirement from employment with RadiSys. Mr. Leonardo retired effective January 28, 2000. The agreement provides for a monthly consulting fee of $50,000.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. Based solely on a review of the copies of the reports received by the Company during and with respect to fiscal 2000 and on written representations of certain reporting persons, the Company believes that Ronald Dilbeck, Stuart Cohen, John Sonneborn, Diane Williams, Jean-Claude Peterschmitt, William Lattin, C. Scott Gibson, James Dalton, Richard Faubert and Jean-Pierre Patkay failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934. Mr. Dilbeck filed late a Form 4 for January 2000. As a result, two transactions in securities of the Company occurring in that month were not reported on a timely basis. Mr. Dilbeck also filed late a Form 4 for February 2000. As a result, fourteen transactions in securities of the Company occurring in that month were not reported on a timely basis. Mr. Cohen filed late a Form 4 for February 2000. As a result, eight transactions in securities of the Company occurring in that month were not reported on a timely basis. Mr. Sonneborn filed late a Form 4 for February 2000. As a result, ten transactions in securities of the Company occurring in that month were not reported on a timely basis. Ms. Williams filed late a Form 4 for February 2000. As a result, three transactions in securities of the Company occurring in that month were not reported on a timely basis. Mr. Peterschmitt filed an amended Form 4 to report one transaction in securities of the Company occurring in June of 2000 that, to be timely, should have been reported on the Form 4 when it was initially filed. Mr. Lattin filed late a Form 4 for February 2000. As a result, four transactions in securities of the Company occurring in that month were not reported on a timely basis. Mr. Lattin also filed late a Form 4 for May 2000. As a result, ten transactions in securities of the Company occurring in that month were not reported on a timely basis. Each of Messrs. Peterschmitt, Gibson and Lattin also filed late a Form 5 for each of the years ended December 31, 1999, 1998 and 1997, and each of Messrs. Dalton, Faubert and Patkay filed late a Form 5 for the year ended December 31, 1999, reporting an automatic option grant made to each non-employee director on an annual basis under the Company's 1995 Stock Incentive Plan. Mr. Dalton's Form 5 for the year ended December 31, 1999 also reported beneficial ownership of 300 shares of the Company's Common Stock held by Mr. Dalton that should have been reported on the Form 3 filed by Mr. Dalton at the time of the Company's initial public offering. Mr. Gibson also filed late a Form 4 for October 1995. As a result, six transactions in securities of the Company occurring in that month were not reported on a timely basis.

                             INDEPENDENT ACCOUNTANTS

      Representatives of PricewaterhouseCoopers LLP, the Company's independent accountants, will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement, but will have the opportunity to make a statement if they wish.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      The Company's bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to 5445 NE Dawson Creek Drive, Hillsboro, Oregon, Attention: Annette M. Mulee, Corporate Secretary. The bylaws prescribe the information to be contained in any such notice. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary not less than 50 days nor more than 75 days prior to the annual meeting, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Secretary not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or public disclosure was made. The Company's 2002 annual meeting of shareholders is expected to be held on May 21, 2002. Any notice relating to a shareholder proposal for the 2002 annual meeting, to be timely, must be received by the Company between March 7, 2002 and April 1, 2002. Shareholders wishing to submit proposals for inclusion in the Company's proxy statement for the 2002 annual meeting of shareholders must submit the proposals for receipt by the Company not later than December 14, 2001.

                             DISCRETIONARY AUTHORITY

      Although the Notice of the Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

      For this year's annual meeting of shareholders, if notice of a shareholder proposal to be raised at the annual meeting of shareholders is received at the principal executive offices of the Company after March 26, 2001 or before March 1, 2001, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders. For the 2002 annual meeting of shareholders, if notice of a shareholder proposal to be raised at the meeting is received at the principal executive offices of the Company after April 1, 2002 or before March 7, 2002, proxy voting on that proposal when and if raised at the annual meeting will be subject to the discretionary voting authority of the designated proxy holders.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                             By Order of the Board of Directors,


                                             Annette M. Mulee
                                             Corporate Secretary

April 13, 2001
Hillsboro, Oregon

                                                                      APPENDIX A

                               RADISYS CORPORATION
                             AUDIT COMMITTEE CHARTER
                                 March 20, 2001

      The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities relating to:

      A. Corporate accounting, reporting practices of the Company, and the quality and integrity of the Company's financial reports;

      B. Compliance with law and the maintenance of ethical standards by the Company; and

      C.    The maintenance by the Company of effective internal controls.

      In meeting its responsibilities, the Audit Committee is expected to:

      1. Provide an open avenue of communication between the independent accountant and the Board of Directors.

      2. Recommend to the Board of Directors the independent accountants to be selected, approve the compensation of the independent accountant, and review and approve any change in the independent accountants.

      3.    Review and approve the appointment of internal auditors, if any.

      4. Review the independence, objectivity, effectiveness and relevant quality controls of the independent accountant, including (a) receipt of periodic reports from the independent accountant regarding such auditor's independence consistent with Independence Standards Board Standard 1, discussion of such reports with the auditor, and if so determined by the Audit Committee, taking or recommending that the full Board of Directors take appropriate action to oversee the independence of the auditor, which firm is ultimately accountable to the Audit Committee and the Board of Directors, and (b) a review of management consulting services provided by and related fees paid to the independent accountant.

      5. Inquire of management and the independent accountant about significant risks or exposures and review the steps management has taken to minimize such risk to the Company.

      6. Review, in consultation with management and the independent accountant, the audit scope, plan and areas of audit focus.

      7.    Review periodically with the independent accountant:

            a. The adequacy of the Company's internal financial controls including computerized information systems controls and security.

            b. Any related significant findings and recommendations of the independent accountant together with management's responses thereto.

            c. Any significant changes in the Company's accounting principles or the methods of applying the Company's accounting principles.

            d. The independent accountant's judgements about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

      8. Review with management and the independent accountant at the completion of the annual examination:

            a. The Company's annual financial statements and related footnotes.

            b. The independent accountant's audit of the financial statements and its report thereon.

            c. Any significant changes required in the independent accountant's audit plan.

            d. Any significant difficulties or disputes with management encountered during the course of the audit.

            e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

      9.    Review with management:

            a. Significant findings during the year and management's responses thereto.

            b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

            c.    Any changes required in the planned scope of their audit plan.

      10. Review the procedures employed by the Company in preparing published financial statements and related management commentaries and review filings with the SEC containing the Company's financial statements.

      11. Review with financial management and the independent accountants the Company's quarterly earnings release prior to its public disclosure. The Chair (or the Chair's designee) of the committee may represent the entire committee for purposes of this review.

      12. Periodically review the Company's major financial risk exposures and insurance coverages.

      13. Periodically review policies and procedures with respect to the CEO's expense accounts and perquisites, and consider the results of any review of these areas by the independent accountant.

      14. Review periodically the Company's code of conduct and recommend changes to the Board of Directors. Review with the independent accountant the results of their review of the Company's monitoring of compliance with the code of conduct.

      15. Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and significant reports received from regulators.

      16. Meet periodically with the independent accountant and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

      17. Maintain minutes or other records of meetings and activities of the Audit Committee and report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

      18. Prepare a letter for inclusion in the annual report that describes the committee's composition and general responsibilities.

      19.   Periodically review and update the committee's charter.

      20. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

      21. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

      22. The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

      The membership of the Audit Committee shall consist of at least three (3) "financially literate" independent* members of the Board of Directors who shall serve at the pleasure of the Board of Directors. At least one member of the Audit Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication. No inside directors will serve on the Audit Committee. Audit Committee members and the committee chairman shall be designated by the full board of directors.

      The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

      * "independent", for purposes of serving as a member of the Audit Committee, includes, among other things:

      o The member has not been employed by RadiSys or its affiliates in the current or past three years;

      o The member has not accepted any compensation from RadiSys or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, tax-qualified retirement plan benefits, or non-discretionary compensation);

      o The member is not an immediate family member of an individual who is, or has been in the past three years, employed by RadiSys or its affiliates as an executive officer;

      o The member has not been a partner, controlling shareholder or an executive officer of any for-profit business organization to which RadiSys made, or from which it received, payments (other than those which arise solely from investments in RadiSys' securities) that exceed five percent of RadiSys' or the business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

      o The member has not been employed as an executive of another entity where any of RadiSys' executives serve on that entity's compensation committee.

                                                                      APPENDIX B

                               RADISYS CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN*
                (AS AMENDED THROUGH [JUNE 6, 2000] MAY 15, 2001)
                                                   ============

      I.    PURPOSE OF PLAN

      As a means by which Employees may share in the Company's growth and success, RadiSys Corporation (the "Company") believes that ownership of shares of its Common Stock by its Employees is desirable. To this end, and as an incentive to better performance and improved profits, the Company has established the RadiSys Corporation 1996 Employee Stock Purchase Plan (the "Plan").

      The Company intends that the Plan will constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code.

      II.   DEFINITIONS

      Terms that are capitalized within this document shall have the meanings as set forth in Exhibit A, unless otherwise specified within the text.

      III.  EMPLOYEE PARTICIPATION

            PARTICIPATION

      Subject to the provisions of this Section III, an Employee may elect to participate in the Plan effective as of any Enrollment Date by completing and filing a Payroll Deduction Authorization Form as provided in Section IV. As of each Enrollment Date, the Company hereby grants a right to purchase Shares under the terms of the Plan to each eligible Employee who has elected to participate in the Offering commencing on that Enrollment Date.

            REQUIREMENTS FOR PARTICIPATION

      A person shall become eligible to participate in the Plan on the first Enrollment Date on which that person meets the following requirements:

            a)    The person is an Employee, and

            b) The person's customary period of Employment is more than twenty (20) hours per week.

      Any eligible Employee may enroll in the Plan as of the Enrollment Date of any Offering by filing timely written notice of such participation, subject to the following provisions:

      (i) In order to enroll in the Plan initially, an eligible Employee must complete, sign and submit to the Company the following forms:

            (A) Payroll Deduction Authorization Form Must be received by the Company prior to 4:00 p.m., Pacific Time on the Enrollment Date of an Offering to be effective for that Offering.

            (B) ESPP New Account Form This form must accompany the Payroll Deduction Authorization Form submitted for enrollment in the Plan. An ESPP New Account Form must be received by the Company prior to 4:00 p.m., Pacific Time on the Enrollment Date of an Offering to be effective for that Offering.

----------
* Note: Double underscored text is new; text in brackets is to be deleted.

      (ii) A Participant in an ongoing Offering may elect as of any Enrollment Date to enroll in the new Offering commencing on that Enrollment Date by filing a Payroll Deduction Authorization Form making such election prior to 4:00 p.m. Pacific Time on the Enrollment Date. An election by a current Participant to enroll in a new Offering shall constitute a withdrawal, effective as of such Enrollment Date, from the ongoing Offering and simultaneous reenrollment in the new Offering. A reenrollment shall not affect the purchase of Shares under the ongoing Offering occurring on the Purchase Date immediately preceding the Enrollment Date. A Participant may make an ongoing election to reenroll on any Enrollment Date as of which the fair market value of the Shares for purposes of Section VI is less than it was as of the Enrollment Date for the Offering in which the Participant is currently participating. Unless otherwise specified by the Participant, any such ongoing reenrollment election shall be subject to revocation; provided, however, that to be effective to prevent reenrollment on any Enrollment Date, such revocation must be received by the Company prior to 4:00 p.m. Pacific Time on the Enrollment Date.

      (iii) Absent withdrawal from the Plan pursuant to Section VII, a Participant will automatically be re-enrolled in the Offering commencing on the Enrollment Date immediately following the expiration of the Offering of which that person is then a Participant.

      A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when the Participant ceases to meet the eligibility requirements as defined above.

            LIMITATIONS ON PARTICIPATION

      No Employee may obtain a right to purchase Shares under the Plan if, immediately after the right is granted, the Employee owns or is deemed to own Shares possessing five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not Vested, shall be treated as Shares owned by the Employee.

      No Employee may obtain a right to purchase Shares under the Plan that permits the Employee's rights to purchase Shares under the Plan and any other employee stock purchase plan within the meaning of Section 423 of the Code of the Company or any parent or subsidiary of the Company to accrue at a rate which exceeds $25,000 in fair market value of Shares (determined as of the Enrollment
Date) for each calendar year of the Offering. This section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under
Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

      The maximum number of Shares that an Employee may purchase in an Offering shall not exceed 10,000 shares, no more than one-third of which may be purchased on any Purchase Date on or prior to August 15, 2000, and no more than one-sixth of which may be purchased on any Purchase Date after August 15, 2000.

            VOLUNTARY PARTICIPATION

      Participation in the Plan shall be strictly voluntary.

      IV.   PAYROLL DEDUCTIONS

            PAYROLL DEDUCTION AUTHORIZATION

      An Employee may contribute to the Plan only by means of payroll deductions. A Payroll Deduction Authorization Form must be filed with the Company's stock administrator prior to 4:00 p.m. Pacific Time on the Enrollment Date as of which the payroll deductions are to take effect.

            AMOUNT OF DEDUCTIONS

      A Participant may specify that the person desires to make contributions to the Plan at a rate not less than 1% and not more than 15% of the Compensation paid to the Participant during each pay period in the Offering, or other such minimum or maximum percentages as the Plan Administrator shall establish from time to time; provided, however, that a Participant in any Offering that commenced prior to August 15, 2000 may not specify during that Offering contributions to the Plan of more than 10% of Compensation. Such specification shall apply during any period of continuous participation in the Plan, unless otherwise modified or terminated as provided in this Section IV or as otherwise provided in the Plan. If a payroll deduction cannot be made in whole or in part because the Participant's pay for the period in question is insufficient to fund the deduction after having first withheld all other amounts deductible from that person's pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent pay checks.

            COMMENCEMENT OF DEDUCTIONS

      Payroll deductions for a Participant shall commence on the Enrollment Date of the Offering for which that person's Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in this Section IV or as otherwise provided in the Plan.

            ACCOUNTS

      All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant's Account since the last Purchase Date and the number of Shares purchased and delivered to the Custodian for deposit into the Participant's Custodial Account.

            MODIFICATION OF AUTHORIZED DEDUCTIONS

      A Participant may at any time increase or decrease the amount of that person's payroll deduction effective for all applicable payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with the Company's stock administrator in accordance with this Section IV; provided, however, that a Participant in any Offering that commenced prior to August 15, 2000 may not change the amount of that person's payroll deduction more than three times during that Offering.

      A Participant may at any time discontinue the Participant's payroll deductions, without withdrawing from the Plan, by completing an amended Payroll Deduction Authorization Form and filing it with the Company's stock administrator. Previous payroll deductions will then be retained in the Participant's Account for application to purchase Shares on the next Purchase Date, after which the Participant's participation in the Offering and in the Plan will terminate unless the participant has timely filed another Payroll Deduction Authorization Form to resume payroll deductions.

      For purposes of the above, an amended Payroll Deduction Authorization form shall be effective for a specific pay period when filed 7 days prior to the last day of such payroll period; provided, however, that for a Participant in any Offering that commenced prior to August 15, 2000 an amended Payroll Deduction Authorization form shall be effective for a specific pay period during that Offering when filed 15 days prior to the last day of such payroll period.

      V.    CUSTODY OF SHARES

            DELIVERY AND CUSTODY OF SHARES

      Shares purchased pursuant to the Plan shall be delivered to and held by the Custodian.

            CUSTODIAL ACCOUNT

      As soon as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant's Account. The Shares will be held in a Custodial Account specifically established for this purpose. An Employee must open a Custodial Account with the Custodian in order to be eligible to purchase Shares under the Plan. In order to open a Custodial Account, the Participant must complete an ESPP New Account Form and file it with the stock administrator prior to 4:00 p.m. Pacific Time on the Enrollment Date of the Offering as of which the enrollment is to take effect; provided, however, that an ESPP New Account Form that effects a change in the status of the Custodial Account may be filed at any time during participation in the Plan.

            TRANSFER OF SHARES

      Upon receipt of appropriate instructions from a Participant on forms provided for that purpose, the Custodian will transfer into the Participant's own name all or part of the Shares held in the Participant's Custodial Account and deliver such Shares to the Participant.

            STATEMENTS

      The Custodian will deliver to each Participant a semi-annual statement showing the activity of the Participant's Custodial Account and the balance as to both Shares and cash. Participants will be furnished such other reports and statements, and at such intervals, as the Custodian and Plan Administrator shall determine from time to time.

      VI.   PURCHASE OF SHARES

            PURCHASE OF SHARES

      Subject to the limitations of Section VII, on each Purchase Date in an Offering, the Company shall apply the amount credited to each Participant's Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in this Section VI, and shall promptly deliver such Shares to the Custodian for deposit into the Participant's Custodial Account. Payment for Shares purchased under the Plan will be made only through payroll withholding deductions in accordance with Section IV.

            PRICE

      The price of Shares to be purchased on any Purchase Date shall be the lower of:

(a) Eighty-five percent (85%) of the fair market value of the Shares on the Enrollment Date of the Offering; or

(b) Eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.

            FAIR MARKET VALUE

      The fair market value of the Shares on any date shall be equal to the closing trade price of such shares on the Valuation Date, as reported on the NASDAQ National Market System or such other quotation system that supersedes it.

            UNUSED CONTRIBUTIONS

      Any amount credited to a Participant's Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant's Account for application on the next succeeding Purchase Date.

      VII.  TERMINATION AND WITHDRAWAL

            TERMINATION OF EMPLOYMENT

      Upon termination of a Participant's Employment for any reason other than death, the payroll deductions credited to such Participant's Account shall be returned to the Participant. A Participant shall have no right to accrue Shares upon termination of the person's Employment.

            TERMINATION UPON DEATH

      Upon termination of the Participant's Employment because of that person's death, the payroll deductions credited to that person's Account shall be used to purchase Shares as provided in Section VI on the next Purchase

Date. Any Shares purchased and any remaining balance shall be transferred to the deceased Participant's Beneficiary, or if none, to that person's estate.

            DESIGNATION OF BENEFICIARY

      Each Participant may designate, revoke, and redesignate Beneficiaries. All changes to designation of Beneficiary shall be in writing and will be effective upon delivery to the Plan Administrator.

            WITHDRAWAL

      A Participant may withdraw the entire amount credited to that individual's Account under the Plan and thereby terminate participation in the current Offering at any time by giving written notice to the Company, but in no case may a Participant withdraw accounts within the 15 days immediately preceding a Purchase Date for the Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper notice of withdrawal and no further payroll deductions shall be made from the person's Compensation unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

            STATUS OF CUSTODIAL ACCOUNT

      Upon termination of a Participant's Employment for any reason other than death, the Participant may,

(a) Elect to retain with the Custodian the Shares held in the Participant's Custodial Account. The Participant will bear the cost of any annual fees resulting from maintaining such an account.

(b) Request issuance of the Shares held in the Participant's Custodial Account by submitting to the Custodian the appropriate forms provided for that purpose.

      Upon termination of a Participant's Employment as a result of death, any Shares held by the Custodian for the Participant's Account shall be transferred to the person(s) entitled thereto under the laws of the state of domicile of the Participant upon a proper showing of authority.

      VIII. SHARES PURCHASED UNDER THE PLAN

            SOURCE AND LIMITATION OF SHARES

      The Company has reserved for sale under the Plan [1,250,000] 1,750,000
                                                                   =========
shares of common stock, subject to adjustment upon changes in capitalization of the Company as provided in Section X. Shares sold under the Plan may be newly issued Shares or Shares reacquired in private transactions or open market purchases, but all Shares sold under the Plan regardless of source shall be counted against the [1,250,000] 1,750,000 Share limitation.
                                =========

      If there is an insufficient number of Shares to permit the full exercise of all existing rights to purchase Shares, or if the legal obligations of the Company prohibit the issuance of all Shares purchasable upon the full exercise of such rights, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based pro rata on the aggregate amounts then credited to each Participant's Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected thereby. Any amount remaining in a Participant's Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. Determination by the Plan Administrator in this regard shall be final, binding and conclusive on all persons. No deductions shall be permitted under the Plan at any time when no Shares are available.

            DELIVERY OF SHARES

      As promptly as practicable after each Purchase Date, the Company shall deliver to the Custodian the full Shares purchased for each Participant's Account.

            INTEREST IN SHARES

      The rights to purchase Shares granted pursuant to this Plan will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Company to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Company. After the purchase of Shares, the Participant shall be entitled to all rights of a stockholder of the Company.

      IX.   ADMINISTRATION

            PLAN ADMINISTRATOR

      At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of Directors. Each member of the Committee shall be either a director, an officer or an Employee of the Company. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until that person dies, resigns or is removed by the Board of Directors.

            POWERS

      The Plan Administrator shall be vested with full authority to make, administer and interpret the rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

      X.    CHANGES IN CAPITALIZATION, MERGER, ETC.

            RIGHTS OF THE COMPANY

      The grant of a right to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or other changes in its capital or business structure or to merge, consolidate or dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

            RECAPITALIZATION

      Subject to any required action by stockholders, the number of Shares covered by the Plan as provided in Section VIII and the price per Share shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company.

            CONSOLIDATION OR MERGER

      In the event of the consolidation or merger of the Company with or into any other business entity, or sale by the Company of substantially all of its assets, the successor may at its discretion continue the Plan by adopting the same by resolution of its Board of Directors or agreement of its partners or proprietors. If, within 90 days after the effective date of a consolidation, merger, or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section XIII.

      XI.   TERMINATION OF EMPLOYMENT

            LEAVE

      A person's Employment shall not terminate on account of an authorized leave of absence or sick leave, or on account of a military leave described in this Section XI, or a direct transfer between Employers, provided such leave does not exceed 90 days or, if longer, so long as the person's right to reemployment is guaranteed by statute or by contract. Failure to return to work upon expiration of any leave of absence or sick leave shall be considered a resignation effective as of the expiration of such leave of absence or sick leave.

            MILITARY LEAVE

      Any Employee who leaves the Employer directly to perform services in the Armed Forces of the United States or in the United States Public Health Service under conditions entitling the Employee to reemployment rights provided by the laws of the United States, shall be on military leave. An Employee's military leave shall expire if the Employee voluntarily resigns from the Employer during the leave or if that person fails to make an application for reemployment within a period specified by such law for preservation of employment rights. In such event, the individual's Employment shall terminate by resignation on the day the military leave expires.

      XII.  STOCKHOLDER APPROVAL AND RULINGS

      The Plan is expressly made subject to (a) the approval of the Plan within twelve (12) months after the Plan is adopted by the stockholders of the Company and (b) at the Company's election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted and if, at the election of the Company a ruling from the Internal Revenue Service is sought but not received on or before one year after this Plan's adoption by the Board of Directors, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to the Participant.

      XIII. MISCELLANEOUS PROVISIONS

            AMENDMENT AND TERMINATION OF THE PLAN

      The Board of Directors of the Company may at any time amend the Plan. Except as otherwise provided herein, no amendment may adversely affect or change any right to purchase Shares without prior approval of the stockholders of the Company if the amendment would:

      (i)   Permit the sale of more Shares than are authorized under Section
            VIII;

      (ii) Permit the sale of Shares to employees of entities which are not Employers;

      (iii) Materially increase the benefits accruing to Participants under the Plan; or

      (iv) Materially modify the requirements as to eligibility for participation in the Plan.

      The Plan is intended to be a permanent program, but the Company reserves the right to declare the Plan terminated at any time. Upon such termination, amounts credited to the Accounts of the Participants with respect to whom the Plan has been terminated shall be returned to such Participants.

            NON-TRANSFERABILITY

      Neither payroll deductions credited to a Participant's Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant except as provided in Section VII, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Company may treat any such act as an election to withdraw funds in accordance with Section VII. A Participant's rights to purchase Shares under the Plan are exercisable during the Participant's lifetime only by the Participant.

            USE OF FUNDS

      All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

            EXPENSES

      All expenses of administering the Plan shall be borne by the Company. The Company will not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a Participant. Expenses to be paid by a Participant will be deducted from the proceeds of sale prior to remittance.

            TAX WITHHOLDING

      Each Participant who has purchased Shares under the Plan shall immediately upon notification of the amount due, if any, pay to the Employer in cash amounts necessary to satisfy any applicable federal, state and local tax withholding determined by the Employer to be required. If the Employer determines that additional withholding is required beyond any amounts deposited at the time of purchase, the Participant shall pay such amount to the Employer on demand. If the Participant fails to pay the amount demanded, the Employer may withhold that amount from other amounts payable by the Employer to the Participant, including salary, subject to applicable law.

            NO INTEREST

      No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant's Account.

            REGISTRATION AND QUALIFICATION OF SHARES

      The offering of Shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the offering or the issue or purchase of the Shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

            RESPONSIBILITY AND INDEMNITY

      Neither the Company, its Board of Directors, the Custodian, nor any member, officer, agent or employee of any of them, shall be liable to any Participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company will indemnify and save harmless its Board of Directors, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

            PLAN NOT A CONTRACT OF EMPLOYMENT

      The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or consideration for or an inducement or a condition of employment of an Employee. Except as otherwise required by law, or any applicable collective bargaining agreement, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan. The doctrine of substantial performance shall have no application to any Employee, Participant, or Beneficiary. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

            SERVICE OF PROCESS

      The Secretary of the Company is hereby designated agent for service or legal process on the Plan.

            NOTICE

      All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Company prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

            GOVERNING LAW

      The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance with it. To the extent state law is applicable, the laws of the State of Oregon shall apply.

            REFERENCES

      Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

                                    EXHIBIT A
                                   DEFINITIONS

ACCOUNT shall mean each separate account maintained for a Participant under the Plan collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Shares. A Participant shall be fully vested in the cash contributions to that person's Account at all times. The Plan Administrator may create special types of Accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

BENEFICIARY               shall mean a person or entity entitled under Section
                          VII of the Plan to receive Shares purchased by, and any remaining balance in, a Participant's Account on the Participant's death.

BOARD OF                  shall mean the Board of Directors of the Company.
DIRECTORS

CODE shall mean the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any future tax code.

COMMITTEE                 shall mean the Committee appointed by the Board of
                          Directors in accordance with Section IX of the Plan.

COMPENSATION              shall mean the total cash compensation (except as
                          otherwise set forth below), before tax withholding, paid to an Employee in the period in question for services rendered to the Employer by the Employee.
                          Compensation shall include the earnings waived by an Employee pursuant to a salary reduction arrangement under any cash or deferred or cafeteria plan that is maintained by the Employer and that is intended to be qualified under Section 401(k) or 125 of the Code. An
                          Employee's Compensation shall not include severance pay, hiring or relocation bonuses, or pay in lieu of vacations or sick leave.

COMMON STOCK              shall mean the common stock of the Company.

COMPANY                   shall mean RadiSys Corporation, an Oregon Corporation.

CUSTODIAN                 shall mean the investment or financial firm appointed
                          by the Plan Administrator to hold all Shares pursuant to the Plan.

CUSTODIAL                 shall mean the account maintained by the Custodian for
ACCOUNT                   a Participant under the Plan.

DISABILITY                shall refer to a mental or physical impairment which
                          is expected to result in death or which has lasted or is expected to last for a continuous period of twelve
                          (12) months or more and which causes the Employee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an Employee of the Company. Disability shall be deemed to have occurred on the first day after the Company and two independent physicians have furnished their opinion of Disability to the Plan Administrator.

EMPLOYEE shall mean an individual who renders services to the Employer pursuant to an employment relationship with such Employer. A person rendering services to an Employer purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

EMPLOYER shall mean, collectively, the Company and its Subsidiaries or any successor entity that continues the Plan. All Employees of entities which constitute the Employer shall be treated as employed by a single company for all purposes of the Plan.

EMPLOYMENT                shall mean the period during which an individual is an
                          Employee. Employment shall commence on the day the individual first performs services for the Employer as an Employee and shall terminate on the day such services cease, except as determined under Section XI.

ENROLLMENT DATE           shall mean the first day of each Offering.

ESPP NEW                  shall mean the form provided by the Company on which a
ACCOUNT FORM              Participant shall elect to open an Account with the
                          Custodian and authorize delivery to the Custodian of all Shares issued for the Participant's Account.

OFFERING until August 15, 2000 shall mean any one of the separate overlapping eighteen (18) month periods commencing on February 15 and August 15 of each calendar year under the Plan other than calendar year 1999; in calendar year 1999, the first Offering shall be a period commencing on June 12, 1999 and ending on August 15, 2000, and the second Offering shall be the eighteen (18) month period commencing on August 15, 1999. Beginning with the Offering that commences on August 15, 2000, Offering shall mean any one of the separate overlapping eighteen (18) month periods commencing on February 15, May 15, August 15 and November 15 of each calendar year under the Plan.

PARTICIPANT               shall mean any Employee who is participating in any
                          Offering under the Plan pursuant to Section III.

PAYROLL                   shall mean the form provided by the Company on which a
DEDUCTION                 Participant shall elect to participate in the Plan and
AUTHORIZATION             the Offering under the Plan and designate the
FORM                      percentage of that individual's Compensation to be
                          contributed to that individual's Account through payroll deductions.

PLAN                      shall mean this document.

PLAN                      shall mean the Board of Directors or the Committee,
ADMINISTRATOR             whichever shall be administering the Plan from time to
                          time in the discretion of the Board of Directors, as described in Section IX.

PURCHASE DATE             until August 15, 2000 shall mean the last day of the
                          sixth, twelfth and eighteenth one-month periods of the Offering, except for the Offering beginning on June
                          12, 1999, in which Offering the Purchase Dates shall be August 14, 1999, February 14, 2000 and August 14,
                          2000. Beginning on August 15, 2000, for all then pending Offerings and any Offerings commenced on or after that date, Purchase Date shall mean the last day of the third, sixth, ninth, twelfth, fifteenth and eighteenth one-month periods of each Offering.
                          Accordingly, since after August 15, 2000 the
                          Enrollment Dates occur on February 15, May 15, August
                          15 and November 15 of each year, Purchase Dates shall occur on February 14, May 14, August 14 and November
                          14 of each year beginning with November 14, 2000.

RETIREMENT                shall mean a Participant's termination of Employment
                          on or after attaining the age of 65 or after the Plan
                          Administrator has determined that the individual has suffered a Disability.

SHARE                     shall mean one share of Common Stock.

SUBSIDIARIES              shall mean any corporation in which at least eighty
                          percent (80%) or more of the total combined voting power of all classes of stock are owned directly or indirectly by RadiSys Corporation.

VALUATION                 shall mean the date upon which the fair market value
DATE                      of Shares is to be determined for purposes of setting
                          the price of Shares under Section VI (that is, the Enrollment Date or the applicable Purchase Date). If the Enrollment Date or the Purchase Date is not a date on which the fair market value may be determined in accordance with Section VI, the Valuation Date shall be the first day prior to the Enrollment Date or the Purchase Date, as applicable, for which such fair market value may be determined.

VESTED                    shall mean non-forfeitable.

----------
Initial Adoption:         December 5, 1995
Last amended:             May 16, 2000 (shareholders approved increase in shares
                          in Article VIII to 1,250,000)

                          June 6, 2000 (board approved revisions to Articles III, IV, and V and to the definitions of Employee, Offering and Purchase Date in Exhibit A)

                          May 15, 2001 (shareholders approved increase in shares
                          ======================================================
                          in Article VIII to 1,750,000)
                          =============================

                                      PROXY

                               RADISYS CORPORATION
                          ANNUAL MEETING, MAY 15, 2001

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Dr. Glenford J. Myers and Stephen Loughlin, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of RadiSys Corporation (the "Company") on May 15, 2001 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

                                                              Please mark
                                                              your votes as  |X|
                                                              indicated in
                                                              this example

THE ANNUAL MEETING OF SHAREHOLDERS OF RADISYS CORPORATION WILL BE HELD ON MAY 15, 2001 AT 8:30 A.M., PACIFIC DAYLIGHT TIME, AT THE CORPORATE HEADQUARTERS AT 5445 NE DAWSON CREEK DRIVE, HILLSBORO, OREGON.

1.    Election of Directors:

          FOR ALL NOMINEES EXCEPT AS             WITHHOLD AUTHORITY TO VOTE
         MARKED TO THE CONTRARY BELOW.         FOR ALL NOMINEES LISTED BELOW.

                     |_|                                    |_|

(Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

Dr. Glenford J. Myers, James F. Dalton, Richard J. Faubert, C. Scott Gibson, Jean-Pierre D. Patkay, Jean-Claude Peterschmitt and Carl W. Neun

2. Amendment of the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock that may be issued pursuant to the plan from 1,250,000 to 1,750,000.

                      FOR              AGAINST           ABSTAIN

                      |_|                |_|               |_|

3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

            THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR THE PROPOSAL TO AMEND THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

            Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.


SIGNATURE OR SIGNATURES ___________________ DATE:___________, 2001  SHARES:

Please date and sign as name in imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

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                            ^ FOLD AND DETACH HERE ^